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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

                 We consent to the incorporation by reference in this registration statement on Form S-3, to be filed with the Securities and Exchange Commission on or about November 13, 1996, of our report, dated November 17, 1995, on our audits of the consolidated financial statements of United Restaurants, Inc. and subsidiaries. We also consent to the reference of our firm under the caption "Experts."

                                  Hollander, Gilbert & Co.



Los Angeles, California
November 11, 1996